Exhibit 32.2

DIABETIC TREATMENT CENTERS OF AMERICA, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

The undersigned, Steven Weldon, in his capacities as Chief Financial Officer and Director, of Diabetic Treatment Centers of America, Inc. do each hereby certify that the Form 10-KSB of Diabetic Treatment Centers of America, Inc. for the year ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Diabetic Treatment Centers of America, Inc.

This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.

Executed this 16th day of July, 2007.

/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director